Washington Bancorp
      Computation of Earnings per Common
      Share
      Exhibit 11

                                                      For the three months                          For the six months
                                                       ended  December 31,                          ended December 31,
                                              ----------------------------------------- --------------------------------------------
                                                2000      1999      2000        1999       2000        1999      2000       1999
                                                Basic .. Basic     Diluted     Diluted     Basic      Basic     Diluted    Diluted
                                                 EPS      EPS        EPS         EPS        EPS        EPS        EPS       EPS
                                              ----------------------------------------- --------------------------------------------
Computation of weighted average
  number of common shares
  outstanding:

Common shares outstanding
      at the beginning of the period............651,133   651,133   651,133     651,133     651,133     651,133    651,133  651,133

Unreleased common shares held by the
      Employee Stock Ownership
      Plan (ESOP) at the beginning
      of the period ............................(32,066)  (36,845)  (32,066)    (36,845)    (33,283)    (37,972)   (33,283) (37,972)
Weighted average common shares
      released by the ESOP during
      the period ...............................    609       564       609         564       1,218       1,127      1,218    1,127
Weighted average common shares
      outstanding - Stock Option Plan .........       -         -     7,219       7,736           -           -      7,302    9,425
Weighted average common shares
      into treasury                            (119,962)  (54,526) (119,962)    (54,526)   (114,864)    (53,220)  (114,864) (53,220)
                                              ----------------------------------------- --------------------------------------------
Total average shares outstanding                499,714   560,326   506,933     568,062     504,204     561,068    511,506  570,493
                                              =========================================== ==========================================
Net income                                    $ 241,510 $ 278,511 $ 241,510   $ 278,511   $ 503,406  $  501,276   $503,406 $501,276
                                              =========================================== ==========================================

Net income per share .......................  $    0.48 $    0.50 $    0.48   $    0.49   $    1.00  $     0.89   $   0.98  $  0.88
                                              =========================================== ==========================================
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